Exhibit 99.1

For Immediate Release: 05-15-14

AMEDICA CORPORATION REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

Proprietary Silicon Nitride Ceramic Product Revenue Increases 41% Over First Quarter 2013

Total Revenue Increases 10% versus First Quarter 2013

Salt Lake City, May 15, 2014 – Amedica Corporation (Nasdaq: AMDA), a commercial biomaterial company focused on using its silicon nitride technology platform to develop, manufacture and sell a broad range of medical devices, today announced financial results for the first quarter ended March 31, 2014.

Revenue for the Company’s proprietary silicon nitride ceramic products for the first quarter of 2014 increased by 41% compared with the first quarter of 2013, from $1.8 million to $2.5 million. In addition, silicon nitride ceramic revenue increased 7% sequentially over the fourth quarter of 2013, to $2.5 million from $2.3 million in the prior quarter. These results are primarily due to market adoption of the second generation Valeo spinal interbody devices and the Company’s increased corporate focus on its core silicon nitride technology.

In the first quarter ended March 31, 2014, total product revenue increased by 10% over the first quarter of 2013, to $5.8 million, from $5.3 million in the prior year.

Eric Olson, CEO and President of Amedica, commented, “Amedica’s silicon nitride products offer significant advantages over other spinal implants, which include anti-infective and osteopromotive biomaterial characteristics. With this in mind, the Company is focused on driving the technology forward for rapid market adoption, to the ultimate benefit of patients worldwide. We have made significant progress on this front over the past year, which is reflected in the 41% increase in silicon nitride product revenue.”

Adjusted EBITDA for the first quarter of 2014 was ($2.2) million compared to ($2.4) million for the first quarter of 2013, an improvement of $0.2 million. Overall net loss for the first quarter of 2014 was $4.7 million compared to $3.5 million in the prior year first quarter, an increase of $1.2 million. This was primarily due to stock compensation expense of approximately $1.4 million recorded in the first quarter of 2014.

Jay Moyes, CFO of Amedica, added, “Operations continue to benefit from real improvements in costs and enhancements in sales and marketing programs. Initiatives that focus our resources to increase efficiency have also resulted in a reduction in net loss, excluding stock compensation expenses, and a substantial increase in gross margin compared with the first quarter of 2013.”

Conference Call

The Company will hold an investor conference call to discuss the results today, May 15, 2014 at 5:00 PM Eastern Time. The Company invites all interested parties to join the call at 5:00 PM Eastern Time by dialing (855) 455-6055, any time after 4:50 p.m. Eastern on May 15th. The Conference ID is 43015187. International callers should dial (484) 756-4308. A live audio webcast of the call will be available through a link on the Company’s web site, at http://investors.amedica.com/events.cfm. The call will be archived telephonically for one week and can be accessed by calling (855) 859-2056 in the U.S. or (404) 537-3406 from outside the U.S. The Conference ID for the audio replay is 43015187.

About Amedica Corporation

Amedica is a commercial biomaterial company focused on using its silicon nitride technology platform to develop, manufacture and sell a broad range of medical devices. Amedica markets spinal fusion products and is developing product candidates for use in total hip and knee joint replacements. Amedica operates an ISO 13485 certified manufacturing facility and its spine products are FDA cleared, CE marked, and currently marketed in the U.S. and select markets in Europe and South America.

The Company’s web site for news releases and other information is www.amedica.com.

Non-GAAP Financial Measures

This press release includes the following “non-GAAP financial measures” as defined by the Securities and Exchange Commission (SEC): adjusted EBITDA. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” included in this press release.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, Amedica’s market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2014, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

- FINANCIAL CHARTS TO FOLLOW -

Amedica Corporation

Condensed Consolidated Balance Sheets – Unaudited

(in thousands, except share and per share data)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$13,257	$2,279
Restricted cash	434	392
Trade accounts receivable, net of allowance of $8 and $49 respectively	2,566	2,817
Prepaid expenses and other current assets	1,578	1,575
Deferred offering costs	—	2,763
Inventories	11,628	10,084

Total current assets	29,463	19,910

Property and equipment, net	3,624	3,531
Intangible assets	4,563	4,688
Goodwill	6,163	6,163
Other long-term assets	35	35

Total assets	$43,848	$34,327

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,275	$3,377
Accrued liabilities	3,964	3,711
Current portion of long-term debt	16,132	17,925

Total current liabilities	22,371	25,013

Deferred rent	562	575
Other long-term liabilities	134	134
Warrant liability	319	210

Commitments and contingencies
Convertible preferred stock, $0.01 par value, 130,000,000 shares authorized	—	161,456
Stockholders’ equity (deficit):
Common stock, $0.01 par value; 250,000,000 shares authorized	124	6
Additional paid-in capital / (capital deficiency)	164,974	(13,144)
Accumulated deficit	(144,636)	(139,923)

Total stockholders’ equity (deficit)	20,462	(153,061)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$43,848	$34,327

Amedica Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss – Unaudited

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
Product revenue	$5,780	$5,253
Cost of revenue:
Product revenue	1,234	1,416
Write-down of excess and obsolete inventory	415	530

Total cost of revenue	1,649	1,946
Operating expenses:
Research and development	591	1,056
General and administrative	3,075	1,382
Sales and marketing	4,521	3,642

Total operating expenses	8,187	6,080

Loss from operations	(4,056)	(2,773)
Other income (expense):
Interest income	3	5
Interest expense	(530)	(447)
Change in fair value of warrants	(114)	(319)
Other expense	(16)	—

Total other income (expense)	(657)	(761)

Net loss before income taxes	(4,713)	(3,534)
Income tax benefit	—	—

Net Loss	(4,713)	(3,534)
Other comprehensive loss, net of tax:
Unrealized gain (loss) on marketable securities	—	(2)

Total comprehensive loss	$(4,713)	$(3,536)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.79)	$(8.45)
Weighted average common shares outstanding:
Basic and diluted	5,967,400	418,172

Reconciliation of Non-GAAP Financial Measures:

To supplement our consolidated statements of operations and comprehensive net loss which are presented in accordance with GAAP, we use certain non-GAAP measures of components of financial performance. Although not a measure of financial performance under GAAP, adjusted EBITDA is provided for the use of investors in understanding our operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures, and may be materially different from similar measures used by other companies. We define “adjusted EBITDA” as our earnings before deductions for interest, taxes, depreciation, amortization and stock-based compensation expenses. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider this measure in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net Loss applicable to

common stockholders as it is presented on the Consolidated Statements of Operations and Comprehensive Loss for Amedica Corporation

(in thousands – unaudited)

	Three Months Ended March 31,
	2014	2013
Net Loss	(4,713)	(3,534)
Interest expense, net	527	442
Income tax expense	—	—
Depreciation	433	510
Amortization	125	125
Stock-based compensation	1,404	46

Adjusted EBITDA	$(2,224)	$(2,411)

Contact:

Amedica Investor Relations:

Gordon Esplin

VP, Finance

(801) 839-3516

gesplin@amedica.com

# # #